SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): December 15, 2004


                             RADIOSHACK CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                  1-5571                    75-1047710
      (State or other           (Commission               (I.R.S. Employer
      jurisdiction of           File Number)             Identification No.)
       incorporation)

 300 RadioShack Circle, CF3-203, Fort Worth, Texas               76102
     (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (817) 415-3700

          100 Throckmorton Street, Suite 1800, Fort Worth, Texas 76102 (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
             Appointment of Principal Officers

(d)  Election of New Director.

     On December 15, 2004, Gary M. Kusin was appointed a director of RadioShack Corporation (the "Company"), to fill the vacancy created when the Company's Board of Directors, in accordance with the Company's Bylaws, increased the number of directors from thirteen to fourteen. There are no arrangements between Mr. Kusin and any other person pursuant to which Mr. Kusin was selected as a director, nor are there any transactions to which the Company or any subsidiary thereof is a party and in which Mr. Kusin has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Kusin is expected to be named to the Corporate Governance Committee and the Management Development and Compensation Committee of the Board of Directors.

     On December 17, 2004, the Company issued a press release announcing Mr. Kusin's appointment. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.

99.1        Press Release, dated December 17, 2004.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 17th day of December, 2004.

                                      RADIOSHACK CORPORATION


                                      /s/  Mark C. Hill
                                      ------------------------------------------
                                      Mark C. Hill
                                      Senior Vice President - Chief
                                      Administrative Officer, Corporate
                                      Secretary and General Counsel

                                  EXHIBIT INDEX

Exhibit No.

99.1        Press Release, dated December 17, 2004.

                                                                    Exhibit 99.1


Contact: Kay Jackson
         Senior Director, Public Relations
         RadioShack Corporation
         (817) 415-3300


         RadioShack Corporation Elects Gary Kusin to Board of Directors


Fort Worth, Texas, December 17, 2004 - RadioShack Corporation (NYSE: RSH) today announced that Gary Kusin, 53, has been elected to its Board of Directors. Kusin is currently president and chief executive officer of FedEx Kinko's Office and Print Services, an operating company of FedEx Corporation. In his role with FedEx Kinko's, Kusin is responsible for Kinko's strategic direction, product and service division, as well as growth and development in all areas of the company. He also serves on the Senior Management Committee for FedEx Corporation.

"Gary has great insights into the consumer which will prove valuable as we execute our strategic growth plan," said Leonard Roberts, chairman and chief executive officer of RadioShack Corporation. "Gary's knowledge of multi-outlet operations is especially important as we continue to align our store environment, product assortment, and people and processes in RadioShack stores throughout the country."

Prior to joining Kinko's in 2001, Kusin was chief executive officer of HQ Global Workplaces, the world leader in officing solutions. In 1995, he co-founded Laura Mercier Cosmetics, a makeup line now sold through leading specialty and department stores worldwide. He was also president and co-founder of Babbage's Inc., the leading consumer software specialty store chain in the United States, which now operates under the name of GameStop. Earlier in his career, he was vice president and general merchandise manager for the Sanger Harris division of Federated Department Stores.

Kusin earned a bachelor of arts degree from the University of Texas at Austin and a master of business administration from the Harvard Business School. As Inc. Magazine "Entrepreneur of the Year" award winner, Kusin serves on the board of directors of Electronic Arts, Inc. He also serves on the board of directors of the Dallas Chamber of Commerce and as a member of the Dallas Citizen's Council.


About RadioShack Corporation

Fort Worth, Texas-based RadioShack Corporation (NYSE: RSH) is the nation's most trusted consumer electronics specialty retailer of wireless communications, electronic parts, batteries and accessories as well as other digital technology products and services. With nearly 7,000 stores nationwide, it is estimated that 94 percent of all Americans live or work within five minutes of a RadioShack store or dealer. The company's knowledgeable sales associates and brand position
- "You've Got Questions. We've Got Answers.(R)" - support RadioShack's mission to demystify technology in every neighborhood in America. For more information on the company, visit the RadioShack Corporation Web site at www.RadioShackCorporation.com. For more information on RadioShack products and services, visit its e-commerce Web site at www.RadioShack.com.